UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

ASCEND ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51840	20-3881465
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

525 Washington Avenue 26th Floor Jersey City, New Jersey	94107
(Address of Principal Executive Offices)	(Zip Code)

(201) 539-2200
(Registrant’s Telephone Number, Including Area Code)

360 Ritch Street, Floor 3
San Francisco, California 94107
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

General

As previously reported, on June 12, 2013, Ascend Acquisition Corp. (the “Company”), a Delaware corporation, entered into the Merger Agreement and Plan of Reorganization (“Merger Agreement”) by and among the Company, Ascend Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub LLC”), Ascend Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub Inc.”), Kitara Media, LLC, a Delaware limited liability company (“Kitara Media”), New York Publishing Group, Inc., a Delaware corporation (“NYPG”), and those certain securityholders of Kitara Media and NYPG executing the “Signing Holder Signature Page” thereto, which securityholders hold all of the outstanding membership interests of Kitara Media (the “Kitara Signing Holder”) and all of the outstanding shares of common stock of NYPG (the “NYPG Signing Holder” and together with the Kitara Signing Holder, the “Signing Holders”).

On July 1, 2013, the parties amended the Merger Agreement to amend the merger consideration being paid to the NYPG Signing Holder (such amendment, the “Merger Agreement Amendment”). The Merger Agreement previously provided that at the closing of the transaction, the outstanding common stock of NYPG (“NYPG Common Stock”) would automatically be canceled, extinguished and converted into the right of the NYPG Signing Holder to receive (i) an aggregate of 10,000,000 shares of the Company’s common stock and (ii) the revenue generated by NYPG, arising solely from the current operations of NYPG, from the closing of the transaction through December 31, 2013 (the “NYPG Revenue”). The amendment removed the right of the NYPG Signing Holder to receive the NYPG Revenue and in its place called for the Company to issue to the NYPG Signing Holder two promissory notes (collectively, the “Closing Notes”), one in the amount of $100,000 being due and payable on January 1, 2014 and one in the amount of $200,000 being due and payable on January 1, 2023. Each of the Closing Notes will accrue interest at a rate of 1% per annum, which will be due at the time the Closing Notes become due and payable.

On July 1, 2013, the parties closed the transactions under the Merger Agreement and, pursuant to the Merger Agreement, (i) Merger Sub LLC merged with and into Kitara Media, with Kitara Media surviving the merger and becoming a wholly owned subsidiary of the Company (“Kitara Media Merger”) and (ii) Merger Sub Inc. merged with and into NYPG, with NYPG surviving the merger and becoming a wholly owned subsidiary of the Company (“NYPG Merger” and together with the Kitara Media Merger, the “Mergers”).

Kitara Media is an online video solutions provider that increases revenue to website publishers.  NYPG is a publisher of Adotas, a website and daily email newsletter reaching over 100,000 targeted advertising professionals.

The following summaries of the agreements entered into by the parties in connection with the Mergers are qualified in their entirety by reference to the text of the agreements, which are attached as exhibits hereto and are incorporated herein by reference. A copy of the Merger Agreement was filed with the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on June 12, 2013, and a copy of the Merger Agreement Amendment is filed as Exhibit 2.2 hereto. The description of the Merger Agreement in this Form 8-K is subject to, and qualified in its entirety by, the full text of the Merger Agreement as previously filed, which is incorporated into this Current Report by reference. The description of the Merger Agreement Amendment in this Form 8-K is subject to, and qualified in its entirety by, the full text of the Merger Agreement Amendment as filed as Exhibit 2.2 hereto, which is incorporated herein by reference.

Merger Consideration

Kitara Media Merger Consideration

At the close of the Mergers, the Kitara Signing Holder, holder of all of the outstanding membership units of Kitara Media, received an aggregate of 20,000,000 shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”).  Kitara Media, as the surviving subsidiary, issued to the Company 100% of the outstanding membership units of Kitara Media.

NYPG Merger Consideration

At the close of the Mergers, the NYPG Signing Holder, holding all outstanding and issued shares of NYPG Common Stock, received (i) an aggregate of 10,000,000 shares of Company Common Stock and (ii) the Company issued the NYPG Signing Holder the Closing Notes.  NYPG, as the surviving subsidiary, issued to the Company 100% of the outstanding common stock of NYPG.

Post-Merger Ownership of the Company

On July 1, 2013 as a condition to closing, certain stockholders of the Company contributed an aggregate of 25,813,075 shares of Company Common Stock for cancellation and the Company issued an aggregate of 4,000,000 shares of Company Common Stock in a private placement to Ironbound Partners Fund, LLC (“Ironbound”), an affiliate of Jonathan J. Ledecky, the Company’s Interim Chief Financial Officer and a Director, described more fully in Item 3.02 below.

The Signing Holders hold an aggregate of 30,000,000 shares (“Merger Shares”) of Company Common Stock (including 3,000,000 shares of Company Common Stock held in escrow, as described in this Item 1.01 below), or approximately 50.8% of the outstanding shares of Company Common Stock following the transactions described herein, based on an aggregate of 59,011,675 shares of Company Common Stock outstanding immediately following completion of the Mergers.

Post-Merger Management of the Company

In connection with the closing, Richard Hecker resigned from the Board of Directors of the Company (the “Board”) and Robert Regular, Chief Executive Officer of Kitara Media and NYPG and the NYPG Signing Holder, and Sam Humphreys, Chairman of the Kitara Signing Holder, were appointed to the Board. Jonathan J. Ledecky, Jeremy Zimmer, Ben Lewis and Craig dos Santos remain on the Board. Additionally, Mr. dos Santos stepped down as Chief Executive Officer and became the Company’s Chief Strategy Officer. Mr. Regular will replace Mr. dos Santos as Chief Executive Officer. Limor Regular, Chief Operating Officer of Kitara Media and NYPG, was appointed Chief Operating Officer of the Company.

Lock-up Agreements

On July 1, 2013 as a condition to closing, each of the NYPG Signing Holder, the Kitara Signing Holder, Jonathan J. Ledecky, Ironbound, Jeremy Zimmer, Ben Lewis, Lee Linden and Craig dos Santos entered into a lock-up agreement, pursuant to which each such person or entity agreed not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose any of their shares of Company Common Stock for twelve months after the closing, subject to certain exceptions.

Registration Rights Agreement

On July 1, 2013 as a condition to closing, the Company entered into a Registration Rights Agreement with the Signing Holders for the shares of Company Common Stock received in connection with the Mergers.  Pursuant to the Registration Rights Agreement, the Company must, at its expense and upon the demand of the Signing Holders holding at least 30% of the Merger Shares, use its reasonable best efforts to file a registration statement for the Merger Shares within 90 days (or 45 days if the Company is eligible to file a registration statement on Form S-3) after it receives a written demand from such holders.  Subject to certain limitations, the Registration Rights Agreement also provides the Signing Holders certain piggyback registration rights for underwritten public offerings that the Company may effect for its own account or for the benefit of other selling stockholders.

Escrow Agreement

On July 1, 2013, to provide for the Company’s and the Signing Holders’ post-Closing respective indemnification rights, the Company, the Committee (as defined in the Merger Agreement), the Representatives (as defined in the Merger Agreement) and Continental Stock Transfer and Trust Company entered into an escrow agreement, pursuant to which an aggregate amount of shares equal to ten percent (10%) of Company Common Stock (“Escrow Shares”) received by the Signing Holders at closing was deposited in escrow.  The Escrow Shares will be released on the 5th business day after the Company is required to file its Annual Report on Form 10-K with the SEC for the year ending December 31, 2013, less any amount of shares due in satisfaction of or reserved with respect to indemnification claims by the parties.

Employment Agreements

On July 1, 2013, the Company entered into employment agreements with each of Mr. Regular and Ms. Regular (the “Executives”), for their respective appointments as Chief Executive Officer and Chief Operating Officer of the Company. Each of the employment agreements is for a 4-year term.

Pursuant to Mr. Regular’s employment agreement, he will receive a base salary of $350,000 per year and will be eligible to earn an annual performance bonus targeted to be approximately 50% of his base salary upon meeting performance objectives as defined from time to time. Mr. Regular also received an initial stock option grant of options to purchase 2,400,000 shares of Company Common Stock, such options exercisable at $0.20 per share (the closing price of the Common Stock on the date of grant) and vesting on a quarterly basis throughout the 4-year term of the agreement.

Pursuant to Ms. Regular’s employment agreement, she will receive a base salary of $225,000 per year and will be eligible to earn an annual performance bonus targeted to be approximately 50% of her base salary upon meeting performance objectives as defined from time to time. Ms. Regular also received an initial stock option grant of options to purchase 500,000 shares of Company Common Stock, such options exercisable at $0.20 per share (the closing price of the Common Stock on the date of grant) and vesting on a quarterly basis throughout the 4-year term of the agreement.

Unless terminated by the Company without “cause” or by the Executive with “good reason” (as such terms are defined in the employment agreements), then upon termination the Executive will be entitled only to his or her base salary through the date of termination, valid expense reimbursements and certain unused vacation pay. If terminated by the Company without “cause” or by the Executive with “good reason,” the Executive is entitled to 200% of his or her base salary through the end of the term, valid expense reimbursements, accrued but unused vacation pay, and any other compensation to which he or she would have been entitled if the agreement had not been terminated. Additionally, in such latter case, all of his or her options will immediately vest and become exercisable.

The Agreements contain provisions for the protection of the Company’s intellectual property and for non-compete restrictions in the event of termination of the Executives’ employment (generally imposing restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from the Company’s customers for a period of one year following termination).

Item 2.01            Completion of Acquisition or Disposition of Assets.

On July 1, 2013, the Company consummated the transactions contemplated by the Merger Agreement, as described more fully in Item 1.01 of this Current Report, which disclosure is incorporated by reference in this Item 2.01.

Item 3.02            Unregistered Sales of Equity Securities.

On July1, 2013, the Company consummated the transactions contemplated the Merger Agreement, as described more fully in Item 1.01 of this Current Report, which disclosure is incorporated by reference in this Item 3.02. Pursuant to the Merger Agreement, the Company acquired 100% of the outstanding membership interests of Kitara Media and 100% of the outstanding and issued common stock of NYPG in exchange for an aggregate of 30,000,000 shares of Company Common Stock issued to the Signing Holders. The issuances were made in reliance upon exemptions provided by Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

On July 1, 2013, and in connection with the consummation the transactions contemplated in the Merger Agreement, the Company sold an aggregate of 4,000,000 shares of Company Common Stock to Ironbound on a private placement basis, for an aggregate purchase price of $2,000,000, or $0.50 per share, of which $300,000 was from the conversion of outstanding promissory notes held by Ironbound. The issuance was made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

The Company has agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the 4,000,000 shares of Company Common Stock sold in the private placement promptly after consummation by the Company of the Mergers and to use its best efforts to have such registration statement declared effective as soon as possible.

In instances described above where the Company issued securities in reliance upon Regulation D, the Company relied upon Rule 506 of Regulation D of the Securities Act. The individuals who received the securities in such instances made representations that (a) such holder was acquiring the securities for his or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the holder agreed not to sell or otherwise transfer the purchased shares unless they were registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the holder had knowledge and experience in financial and business matters such that he or it was capable of evaluating the merits and risks of an investment in us, (d) the holder had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (e) the holder had no need for the liquidity in its investment in the Company and could afford the complete loss of such investment. Management made the determination that the investors in instances where the Company relied on Regulation D were accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 5.01            Changes in Control of the Company.

The Signing Holders acquired approximately 50.8% of the issued and outstanding  Company Common Stock as a result of the Mergers as described more fully in Item 1.01 of this Current Report, which disclosure is incorporated by reference in this Item 5.01.

Prior to the Mergers, a group of securityholders comprised of the former holders of all membership interests of Andover Games, LLC held approximately 75% of the issued and outstanding Company Common Stock as a result of the Company’s acquisition of Andover Games, LLC described more fully in the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2012.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations and Appointments

Upon consummation of the transactions contemplated by the Merger Agreement, Richard Hecker resigned his position as a director of the Company. Mr. Hecker’s resignation was tendered solely as required by the Merger Agreement and not as a result of any disagreement he had with the Company on any matter relating to its operations, policies or practices. The Board also expanded from five members to six in connection with the Mergers. Sam Humphreys and Robert Regular were appointed to fill the resulting Board vacancies as required by the Merger Agreement.

On July 1, 2013, in connection with the consummation of the Mergers, Mr. Regular was appointed Chief Executive Officer of the Company, Ms. Regular was appointed Chief Operating Officer of the Company and Mr. dos Santos became Chief Strategy Officer of the Company.

Mr. Regular co-founded Kitara Media in June 2006 and has served as its President since then. Mr. Regular has also served as Chief Executive Officer and Publisher of NYPG and Adotas.com since June 2006. From 2001 to May 2007, Mr. Regular served as Vice President of Business Development and later President of Oridian, Inc, a global online advertising network and exchange, that completed a business combination with Active Response Group and Ybrant Digital in 2007. From 1998 until 2001, Mr. Regular served as Vice President of Sales and Marketing for Conducent, Inc., an online advertising agency. From 1995 to 1998, Mr. Regular served as Director and Producer for WHP-TV (CBS) and Clear Channel Communications. In addition, Mr. Regular founded Kirium Interactive, an ecommerce web development company, in 1993 and served as an advisor to it from 1993 to 1997. Mr. Regular received a B.A. from the Pennsylvania State University with Creative Achievement Honors in 1995. Mr. Regluar is the husband of Limor Regular.

Ms. Regular co-founded Kitara Media in June 2006 and has served as its Chief Operating Officer since then. Ms. Regular has also served as the Chief Operating Officer for NYPG and ADOTAS.com since June 2006.  From 2001 to 2006, Ms. Regular worked at Oridian, Inc. where she served as the Director of Media and later Vice President of Operations.  From 1998 to 2000, Ms. Regular worked at The State of Israel Ministry of Defense and from 1992 to 1996, she has served as an officer in the Israeli Air Force.  From 1996 to 1998, Ms. Regular attended Barr-Ilan University in Israel where she received a B.A. in Psychology and Comparative Literature (summa cum laude).  Ms. Regular also received a M.S. in Industrial and Organizational Psychology from Baruch College, City University of New York.  Ms. Regular is the wife of Robert Regular.

Compensatory and Other Arrangements with Newly Appointed Directors and Officers

Consistent with past practice, the Company has not entered into any compensatory or other arrangements with Mr. Humphreys or Mr. Regular for their services as directors. Other than the Merger Agreement, there is no arrangement or understanding pursuant to which either of Messrs. Humphreys or Regular was appointed as a director.

The Company entered into an employment agreement with each of Mr. Regular and Ms. Regular for their respective appointments as Chief Executive Officer and Chief Operating Officer, as described more fully in Item 1.01 of this Current Report, which disclosure is incorporated by reference in this Item 5.02.  Other than the Merger Agreement, there is no arrangement or understanding pursuant to which either of Mr. Regular and Ms. Regular was appointed as Chief Executive Officer and Chief Operating Officer, respectively.

Item 5.07            Submission of Matters to a Vote of Security Holders.

On June 28, 2013, Craig dos Santos, Ben Lewis, Jeremy Zimmer and Ironbound, of which Jonathan J. Ledecky is the managing member with sole voting and dispositive power over the shares held by it, together holding an aggregate of 26,737,040 shares of the Company’s Common Stock, representing 52.5% of the outstanding voting securities of the Company on such date, executed and delivered to the Company a written consent authorizing and approving the change in the Company’s name from “Ascend Acquisition Corp.” to “Kitara Media Corp.”  The change in the Company’s name was made to better reflect the combined company’s operations going forward.  The change of the Company’s name will be effective twenty calendar days after the mailing by the Company of an information statement informing non-consenting stockholders of the action taken.

Item 9.01            Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial statements of businesses acquired:

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b)  Pro forma financial information:

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(d)           Exhibits:

Exhibit	Description
2.1
Merger Agreement and Plan of Reorganization, dated as of June 12, 2013, among Ascend Acquisition Corp., Ascend Merger Sub, LLC, Ascend Merger Sub, Inc., Kitara Media, LLC, New York Publishing Group, Inc. and the signing holders listed on the “Signing Holder Signature Page” thereto (Incorporated by reference to Exhibit 2.1 to Ascend’s Current Report on Form 8-K filed on June 12, 2013).

2.2
Amendment No. 1 to Merger Agreement and Plan of Reorganization, dated as of July 1, 2013, among Ascend Acquisition Corp., Ascend Merger Sub, LLC, Ascend Merger Sub, Inc., Kitara Media, LLC, New York Publishing Group, Inc. and the signing holders listed on the “Signing Holder Signature Page” thereto.

10.1	Registration Rights Agreement, dated as of July 1, 2013, by and among Ascend Acquisition Corp., Selling Source, LLC and Robert Regular.
10.2
Escrow Agreement, dated as of July 1, 2013, by and among Ascend Acquisition Corp., the representatives of the former sole Member of Kitara Media, LLC and the former sole stockholder of New York Publishing Group, Inc., the committee representing the interests of Ascend Acquisition Corp. and Continental Stock Transfer & Trust Company.

10.3	Form of Lock-up Agreement.
10.4	Employment Agreement, dated as of July 1, 2013, by and between Ascend Acquisition Corp. and Robert Regular.
10.5	Employment Agreement, dated as of July 1, 2013, by and between Ascend Acquisition Corp. and Limor Regular.
99.1	Press release dated July 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2013	ASCEND ACQUISITION CORP.

	By:	/s/ Robert Regular
Robert Regular
Chief Executive Officer